Exhibit 99.1

Computer Programs and Systems, Inc. Announces Second Quarter 2008 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Highlights:

  Revenues of $27.8 million for the second quarter;
  Earnings per diluted share of $0.28;
  Cash flow from operations of $5.2 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the second quarter and six months ended June 30, 2008.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on August 22, 2008, to stockholders of record as of the close of business on August 7, 2008.

Total revenues for the second quarter ended June 30, 2008, decreased 0.8% to $27.8 million, compared with total revenues of $28.0 million for the prior-year period. Net income for the quarter ended June 30, 2008, decreased 9.4% to $3.0 million, or $0.28 per diluted share, compared with $3.3 million, or $0.31 per diluted share, for the quarter ended June 30, 2007. Cash flow from operations for the second quarter of 2008 was $5.2 million, compared with $5.2 million for the prior-year period.

Commenting on the results, Boyd Douglas, chief executive officer and president of CPSI, stated, “We are pleased with our strong performance this quarter, which we view as confirmation of our optimistic outlook and expectations for a solid second half of the year. During the second quarter, overall demand for our products and services increased significantly. We are confident this momentum in our marketplace will continue during the third quarter, and we are well positioned to capitalize on this opportunity. Also, I am pleased to report that second quarter cash collections were at a record level. We are excited about these results and are grateful to our many customers for their business and continued belief in our company.”

Total revenues for the six months ended June 30, 2008, increased 6.2% to $57.3 million, compared with total revenues of $53.9 million for the prior-year period. Net income for the six months ended June 30, 2008, increased 10.8% to $6.5 million, or $0.60 per diluted share, compared with $5.9 million, or $0.55 per diluted share, for the six months ended June 30, 2007. Cash provided from operations for the first half of 2008 was $9.5 million, compared with $8.6 million for the same period last year.

For the third quarter of 2008, the Company anticipates total revenues of $30.0 million to $31.5 million and net income of approximately $3.9 million to $4.1 million, or $0.37 to $0.39 per diluted share. CPSI’s 12-month backlog as of June 30, 2008, was $94.3 million, consisting of $20.2 million in non-recurring system purchases and $74.1 million in recurring payments for support, outsourcing, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s second quarter 2008 conference call will be available on-line at www.cpsinet.com and www.earnings.com on July 25, 2008, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 600 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 700 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Sales revenues:
System sales	$8,458	$10,266	$19,114	$18,582
Support and maintenance	13,133	12,368	26,219	24,908
Business management services	6,161	5,329	11,936	10,419
Total sales revenues	27,752	27,963	57,269	53,909

Cost of sales:
System sales	7,215	7,766	15,117	14,945
Support and maintenance	4,772	5,006	9,570	10,063
Business management services	3,640	3,295	7,225	6,353
Total cost of sales	15,627	16,067	31,912	31,361
Gross profit	12,125	11,896	25,357	22,548

Operating expenses:
Sales and marketing	2,129	2,306	4,389	4,382
General and administrative	5,287	4,765	10,761	9,657
Total operating expenses	7,416	7,071	15,150	14,039

Operating income	4,709	4,825	10,207	8,509
Interest income, net	230	272	495	549
Income before taxes	4,939	5,097	10,702	9,058
Provision for income taxes	1,948	1,795	4,205	3,197
Net income	$2,991	$3,302	$6,497	$5,861

Basic earnings per share	$0.28	$0.31	$0.60	$0.55
Diluted earnings per share	$0.28	$0.31	$0.60	$0.55

Weighted average shares outstanding:
Basic	10,753	10,683	10,749	10,673
Diluted	10,767	10,732	10,767	10,725

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Balance Sheets (in thousands)

	June 30, 2008	Dec. 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,851	$11,806
Investments	11,595	11,352
Accounts receivable, net of allowance for doubtful accounts of $797 and $949, respectively	13,179	14,334
Financing receivables, current portion	1,879	1,735
Inventory	1,624	1,450
Deferred tax assets	1,429	1,394
Prepaid expenses	419	506
Total current assets	42,976	42,577

Financing receivables, long-term	1,280	2,322
Property and equipment	12,708	12,130
Accumulated depreciation	(7,586)	(6,621)
Total assets	$49,378	$50,408

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,625	$1,717
Deferred revenue	3,971	3,581
Accrued vacation	2,264	2,112
Income taxes payable	76	542
Other accrued liabilities	3,363	3,507
Total current liabilities	11,299	11,459

Deferred tax liabilities	367	571

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,833 and 10,807 shares issued and outstanding	11	11
Additional paid-in capital	25,298	24,658
Accumulated other comprehensive income	37	45
Retained earnings	12,366	13,664
Total stockholders’ equity	37,712	38,378
Total liabilities and stockholders’ equity	$49,378	$50,408

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Net cash provided by operating activities	$5,212	$9,514
Purchases of property and equipment	(266)	(577)
Free cash flow	$4,946	$8,937

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Darrell G. West, 251-639-8100
Vice President-Finance and Chief Financial Officer